Exhibit 99.1

CONSOLIDATED ANNUAL REPORT FOR 1998 AND 1999

KWATROBOX B.V. AND SUBSIDIARIES

CONTENTS

1.       FINANCIAL STATEMENTS................................................1

1.1      Consolidated balance sheets (in NLG)................................2

1.2      Consolidated statements of operations (in NLG)......................3

1.3      Consolidated statements of stockholders' equity (in NLG)............4

1.4      Consolidated statements of cash flows (in NLG)......................5

1.5      Notes to the consolidated financial statements......................6


1.1      CONSOLIDATED BALANCE SHEETS (IN NLG)

                                               NOTES         DECEMBER 31, 1999             DECEMBER 31, 1998
                                                             -----------------             -----------------
ASSETS
CURRENT ASSETS
Cash and cash equivalents                                      3,923                         29,247
Accounts receivable                            1.5.4       2,258,666                      1,348,482
Inventories                                    1.5.5         972,764                        649,747
Prepaid expenses and other current assets                    205,307                         85,881
                                                             -------                         ------

Total current assets                                                       3,440,660                     2,113,357
PROPERTY AND EQUIPMENT                         1.5.6                       1,261,567                     1,181,167
INTANGIBLES                                    1.5.3                               -                       889,417
DEFERRED TAX ASSETS                            1.5.9                               -                             -

                                                                           ---------                     ---------
Total assets                                                               4,702,227                     4,183,941
                                                                           ---------                     ---------

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Bank overdraft                                 1.5.7       1,233,327                        204,749
Accounts payable and accrued expenses          1.5.8       1,593,593                      1,198,767
Social securities and other taxes                            296,817                        240,604
Short term debt                                1.5.10        248,000                        256,000
Deferred revenues                                            363,818                        355,653
                                                                                      ---------------

Total current liabilities                                                  3,735,555                     2,255,773
LONG-TERM OBLIGATIONS                          1.5.10                      1,252,250                     1,500,250
Minority interest                                                              7,740                         5,600
COMMITMENTS AND CONTINGENCIES                  1.5.15                              -                             -
                                                                           ---------                     ---------

Total liabilities                                                          4,995,545                     3,761,623

STOCKHOLDER'S EQUITY

Common stock,                                  1.5.11         40,000                         40,000
(NLG100 par value, authorised and issued 2000
and 400 shares)
Retained earnings                              1.3         (333,318)                        382,318
Total stockholder's equity                                                 (293,318)                       422,318
                                                                           ---------                     ---------
Total liabilities and stockholders' equity                                 4,702,227                     4,183,941
                                                                           ---------                     ---------

The accompanying accounting policies and notes are an integral part of the consolidated financial statements.

KWATROBOX B.V. AND SUBSIDIARIES, AMSTERDAM

1.2 CONSOLIDATED STATEMENTS OF OPERATIONS (IN NLG)

                                               NOTES         DECEMBER 31, 1999             DECEMBER 31, 1998
                                                             -----------------             -----------------
Revenue                                        1.5.12      11,686,964                    10,247,111
Cost of sales                                  1.5.13     (7,267,106)                   (7,095,106)
                                                          ----------                    ----------

GROSS PROFIT                                                               4,419,858                     3,152,005

OPERATING EXPENSES

Personnel expenses                                          2,389,362                     1,448,969
General and administrative expenses                         1,493,104                     1,586,004
Amortization of intangibles                    1.5.3                -                       136,833
Impairment of intangibles                      1.5.3          889,417                             -
Depreciation                                                  248,634                       236,134
                                                          ----------                    ----------

Total operating expenses                                                   5,020,517                     3,407,940
                                                                           ---------                     ---------

LOSS FROM OPERATIONS                                                       (600,659)                     (255,935)

Net interest expense                                                       (112,837)                     (174,564)
                                                                           ---------                     ---------

Loss before income taxes                                                   (713,496)                     (430,499)

Provision for income taxes                     1.5.9                               -                      (34,952)
                                                                           ---------                     ---------

RESULT AFTER INCOME TAX                                                    (713,496)                     (465,451)

Outside shareholders' interest                                               (2,140)                         2,398
                                                                           ---------                     ---------

NET LOSS ATTRIBUTABLE TO STOCKHOLDERS *        1.3                         (715,636)                     (463,053)
                                                                           ---------                     ---------

* Net loss attributable to stockholders is equal to comprehensive income

The accompanying accounting policies and notes are an integral part of the consolidated financial statements.


KWATROBOX B.V. AND SUBSIDIARIES, AMSTERDAM

1.3  CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (IN NLG)

                                                   COMMON STOCK              RETAINED
                                              SHARES          AMOUNT         EARNINGS          TOTAL
Balance as at January 1, 1998                       400          40,000          845,371         885,371
Net loss for 1998                                     -               -        (463,053)       (463,053)
                                              ---------      ----------     ------------    ------------
Balance as at December 31, 1998                     400          40,000          382,318         422,318
Net loss for 1999                                     -               -        (715,636)       (715,636)
                                              ---------      ----------     ------------    ------------
Balance as at December 31, 1999                     400          40,000        (333,318)       (293,318)


The accompanying accounting policies and notes are an integral part of the consolidated financial statements.


KWATROBOX B.V. AND SUBSIDIARIES, AMSTERDAM

1.4  CONSOLIDATED STATEMENTS OF CASH FLOWS (IN NLG)

                                                                 DECEMBER 31, 1999           DECEMBER 31, 1998
                                                                 -----------------           -----------------
CASH FLOWS FROM OPERATING ACTIVITIES :
Net loss attributable to stockholders                                        (715,636)                   (463,053)
Adjustments to reconcile net loss to net cash provided by
operating activities:
  - Allowances and provisions                                  (115,240)                     230,419
  - Amortization of intangibles                                        -                     136,833
  - Impairment of intangibles                                    889,417                           -
  - Depreciation of tangible fixed assets                        248,634                     236,134
                                                                 -------                     -------

Cash provided by operating activities                                        1,022,811                     603,386
Change in operating assets and liabilities, net of
acquisitions :
  - (Increase)/decrease in accounts receivable                 (890,628)                   1,241,733
  - (Increase)/decrease in inventories                         (177,664)                     711,397
  - Increase/(decrease) in accounts payable and accrued          350,779                 (1,381,915)
  expenses
  - Increase/(decrease) in deferred revenue                        8,165                   (670,510)
  - Other                                                       (61,072)                     (1,820)
                                                                -------                      ------

Cash invested in operating assets and liabilities                            (770,420)                   (101,115)
                                                                             --------                    --------

Net cash (used in)/provided by operating activities                          (463,245)                      39,218
CASH FLOWS FROM INVESTING ACTIVITIES :

Capital expenditure                                            (334,657)                   (234,371)
Acquisition of subsidiaries, net of cash acquired                      -                   (238,038)
                                                               --------                    --------

Net cash used in investing activities                                        (334,657)                   (472,409)

CASH FLOWS FROM FINANCING ACTIVITIES:

Loans repaid                                                   (256,000)                   (248,000)
Loans received                                                         -                     873,250
                                                               --------                    ---------

Net cash (used in)/provided by financing activities                          (256,000)                     625,250
                                                                           ----------                    --------
Net (decrease)/increase in cash                                            (1,053,902)                     192,059
                                                                           ----------                    --------
Cash at beginning of period                                                  (175,502)                   (367,561)
                                                                           ----------                    --------
Cash at end of period                                                      (1,229,404)                   (175,502)
                                                                           ----------                    --------


The accompanying accounting policies and notes are an integral part of the consolidated financial statements.

KWATROBOX B.V. AND SUBSIDIARIES, AMSTERDAM

1.5  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.5.1    Basis of presentation

The accompanying financial statements have been prepared on a going-concern basis and in compliance with US GAAP. All amounts are stated in Dutch Guilder, unless stated otherwise. The going-concern basis basis contemplates the realization of assets and the satisfaction of liabilities in the ordinary course of business.

The Group reported a net loss of NLG 715,636 for the year ended December 31, 1999 and a deficit in stockholders' equity of NLG 293,318. Negative cash flows from operations amounted to NLG 463,245 during 1999. Unutilised credit facilities amounted to NLG 416,673 at December 31, 1999 whilst current liabilities exceeded current assets by NLG 294,895.

Subsequent to December 31, 1999, the Group obtained a letter of support from it's prospective new parent company (see note 1.5.17) to fund the Group's expected working capital requirements to September 30, 2001. The support will take on the form of a loan not extending to more than NLG 2,5 million. At September 2000 funding in this regard amounted to NLG 1,7 million. Ultimately, the Group's ability to continue in operation will be dependent upon obtaining additional working capital and achieving profitable operations.

1.5.2    Business and summary of significant accounting policies

Kwatrobox B.V., ("the company") is jointly owned by QQC B.V., Peces B.V., Rendex B.V. and Wodan B.V. . The principal activity of the company is the holding and management of group companies. These group companies ("the group") specialise in the manufacture and servicing of "auction clock" systems which are used in the auction of perishable goods. In addition, the group also develops software specific to auctions and industries associated to auctions such as importers and exporters, the wholesale trade, line drivers and growers. The sale of hardware and software related to these operation forms part of this service. The group operates from 3 offices in the Netherlands. Revenue is mainly generated from customers within the Netherlands.

The principal accounting policies have been set out below :

(a)      Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions, that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(b)      Principles of Consolidation

The consolidated financial statements reflect the operations of the company and its subsidiaries, where control exists. All significant inter-company accounts and transactions have been eliminated upon consolidation.


KWATROBOX B.V. AND SUBSIDIARIES, AMSTERDAM

Details of subsidiaries are as follows:

                                                     SHAREHOLDING %
                                                        1999            1998

Automatiseringsbureau Palm  BV                           100             100
Palm Veilingsystemen BV                                  100             100
Nieaf Systems BV                                         100             100
Scoop BV                                                  80              80


(c)      Revenue Recognition

Net sales represent sales invoiced to customers, exclusive of value added tax and net of discounts allowed.

Revenues for projects (time and materials-based arrangements and fixed-fee arrangements) are recognized on the percentage-of-completion method of accounting based on the ratio of costs incurred to total estimated costs. The cumulative impact of any revision in estimates of the cost to complete and losses on projects in process are reflected in the period in which they become known. Revenues exclude reimbursable expenses charged to customers.

Revenues for maintenance contracts are deferred and recognized ratably over the contractual periods during which services are performed.

Revenues for the sales of hardware and customized software applications are recognized upon delivery.

Unbilled revenues represent labor costs incurred and estimated earnings, and production in excess of contractual billings to-date. Deferred revenues represent billings of production and other client reimbursable out-of-pocket costs in excess of revenues recognized to-date.

(d)      Significant Customers and Concentration of Credit Risk

For the year ended December 1998 one client, Bloemenveiling Holland (Naaldwijk), accounted for more than 10% of revenue. (1999 : no client exceeded 10% of revenue)

Financial instruments that subject the Group to credit risks consist primarily of trade accounts receivable. The Group performs ongoing credit evaluations, generally does not require collateral, and establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of customers, historical trends, and other information. To date, such losses have been within management's expectations. For the years ended December 1998 and 1999, no client accounted for more than 10% of the Group's accounts receivable.

(e)      Cash and cash equivalents

KWATROBOX B.V. AND SUBSIDIARIES, AMSTERDAM

Cash equivalents include commercial paper and other securities with original maturities of 90 days or less. Book value approximates fair value due to the short maturity of those instruments.

(f)      Inventories

Inventories are stated at the lower of cost or net realisable value. Cost is determined by the first-in, first-out (FIFO) method. Net realisable value is the estimate of the selling price in the ordinary course of business, less the costs of completion and selling expenses.

(g)      Warranty provision

A warranty provision is raised in respect to the exposure of the company to future warranty claims. This provision is calculated based upon actual past warranty claims and sales of products under warranty.

(h)      Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation and amortization. Upon retirement or disposal, the cost of the disposed asset and the related accumulated depreciation are removed from the accounts and any gain or loss is reflected in income. The Group provides for depreciation of other fixed assets over their estimated useful lives, using the straight-line method, as follows:

                                                            YEARS

Buildings                                                40 years
Computer equipment                                        3 years
Office equipment                                          5 years
Motor vehicles                                            5 years
Additions which amount to less than NLG 2,000 are expensed in the year of acquisition.

(i)      Intangible Assets

Goodwill, which represents the excess of the purchase price over the fair value of the net assets acquired, is included in intangible assets and is amortized over a period of 5 years on a straight-line basis.

The amortization period is re-assessed in periods subsequent to the first year of an acquisition when a permanent diminution in value has occurred.

(j)      Accounting for Long-Lived Assets

The Group accounts for long-lived assets in accordance with the provisionsof SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." This statement establishes financial accounting and reporting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those


KWATROBOX B.V. AND SUBSIDIARIES, AMSTERDAM assets to be held and used, and for long-lived assets and certain identifiable intangibles to be disposed of.

(k)      Operating leases

Expenses relating to operating leases are charged to the profit and loss account in the year in which they occur.

(l)      Income Taxes

The Group accounts for income taxes using the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their tax bases for operating profit and tax liability carry forward. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets or liabilities of a change in tax rates is recognized in the period that the tax change occurs.

(m)      Comprehensive Income

Effective with year-end 1998 reporting, the Company has adopted SFAS 130, "Comprehensive Income". SFAS 130 requires net income to be adjusted for changes in equity due to non-income sources. As there are no such items within equity for the year-end 1998 or 1999 reporting, no comprehensive income has been shown.

(n)      Segment reporting

Effective with year-end 1998 reporting, the Company has adopted SFAS 131, "Disclosures About Segments of an Enterprise and Related Information". SFAS 131 establishes standards for the reporting of operating segment information in both annual reports and interim financial reports issued to shareholders. The Company believes that it is operating in one segment, being the delivery of information technology solutions to perishable goods auctions and industries associated to these auctions.

(o)      New Accounting Pronouncements

In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivatives and Hedging Activities, which establishes accounting and reporting standards of derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. This statement is effective for all quarters of fiscal years beginning after June 15, 1999. In July 1999, the FASB issues SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities-Deferral of the Effective Date of FASB No. 133," which amends SFAS No. 133 to be effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. The Company does not expect the adoption of this standard to have a material effect on the Company's results of consolidated operations, financial position, or cash flows.


KWATROBOX B.V. AND SUBSIDIARIES, AMSTERDAM

In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") 101, Revenue Recognition in Financial Statements which provides guidance related to revenue recognition based on interpretations and practices followed by the SEC. SAB 101 was effective the first fiscal quarter of fiscal years beginning after December 15, 1999 and requires companies to report any changes in revenue recognition as a cumulative change in accounting principle at the time of implementation in accordance with Accounting Principles Board Opinion 20, "Accounting Changes". In March 2000, the SEC issued SAB 101A, "Amendment: Revenue Recognition in Financial Statements," which delays implementation of SAB 101 until June 30, 2000. Subsequently the SEC issued SAB 101B, which further delays the implementation of SAB 101 to no later than the 4th quarter of the fiscal year beginning after December 31, 1999. The Group will adopt SAB 101 and is currently in the process of evaluating the impact, if any, SAB 101 will have on its financial position or results of operations.

1.5.3    Intangible fixed assets:  Acquisitions

At 30 April 1998 a wholley owned subsidiary of Kwatrobox B.V., Palm Veilingsystemen B.V., purchased 100% of the issued share capital of Nieaf Systems B.V. (the "acquired company"). The acquired company specialises in the manufacture and servicing of "auction clock" systems which are used in the auction of perishable goods.

Details of the assets and liabilities acquired and goodwill are as follows :

                                                                             NLG
                                                                     -----------

Cash and cash equivalents                                                353,212
Accounts receivable                                                    1,325,294
Inventories                                                            1,069,266
Property and equipment                                                    68,881
Accounts Payable                                                       (560,441)
Other liabilities                                                    (1,665,049)
Deferred revenue                                                     (1,026,163)
Goodwill                                                               1,026,250
                                                                     -----------
Total purchase consideration discharged by cash                          591,250
Less : Cash and cash equivalents in subsidiary acquired                (353,212)
                                                                     -----------
Cash outflow on acquisition                                              238,038
                                                                     -----------

The acquisition has been accounted for under the purchase method of accounting and, accordingly, the purchase price has been allocated to the tangible and intangible  assets  acquired  and  liabilities  assumed  on the  basis  of their respective fair values at the acquisition date. As a result of these acquisitions, the Company has recorded goodwill of NLG 1.026.250, which is the excess cost of net assets acquired and is being amortized over a useful life of 5 years.

The amortization period was re-assessed at December 1999, being the first period subsequent to the first year of acquisition. Nieaf Systems B.V. had incurred losses during 1999 and further losses were projected for 2000. These losses resulted from the fact that no contracts to install


KWATROBOX B.V. AND SUBSIDIARIES, AMSTERDAM new auctioning systems had been established since the date of acquisition. As a result key programmers have left the employ of the company.

It was determined that a permanent diminution in value had occurred. Accordingly the unamortizised balance of goodwill amounting to NLG 889,417 was amortized in one year.

Intangible fixed assets consist of the following :

                                                        1999            1998
                                                   ---------       ---------

Goodwill                                             889,417       1,026,250
Less : Accumulated amortization                            -       (136,833)
Less : Impairment                                  (889,417)               -
                                                   ---------       ---------
                                                           0         889,417
                                                   ---------       ---------
1.5.4    Accounts receivable

Accounts receivable is shown net of allowance for doubtful accounts of NLG 56,134. (1998 : NLG 75,690). Accounts receivable has been pledged as security for the credit facilities set out in note 1.5.7.

1.5.5    Inventories

Inventories consist of the following :

                                                        1999            1998
                                                   ---------       ---------

Finished goods                                     1,238,210       1,171,496
Work in progress                                     243,332         132,382
                                                   ---------       ---------
                                                   1,481,542       1,303,878
Allowance for obsolete inventory                   (508,778)       (654,131)
                                                     972,764         649,747
                                                   ---------       ---------

Inventories  have been pledged as security for the credit  facilities set out in note 1.5.7.

1.5.6    Property and Equipment

Property and equipment consist of the following :

                                                         1999             1998
                                                    ---------        ---------
Cost

Buildings                                             948,904           948,904
Computer equipment                                    821,567           996,328
Office equipment                                      659,939           429,511

                                                    2,430,410         2,374,743

KWATROBOX B.V. AND SUBSIDIARIES, AMSTERDAM

Accumulated depreciation                           1,168,843)       (1,193,576)
                                                   ---------        ----------

Net property and equipment                         1,261,567         1,181,167
                                                   ---------         ---------


The building and equipment have been pledged as security for the credit facilities set out in note 1.5.7.

1.5.7 Bank overdraft


The group's bankers have extended credit facilities of NLG 2,116,250 (1998 : NLG 1,493,250) to the group in the form of a bank overdraft and mortgage loan. These facilities have been secured by a first and second mortgage on the building as well as by the accounts receivable, inventories and equipment of Nieaf Systems B.V. and Automatiseringsbureau Palm B.V. . Interest on the bank overdraft is determined at 6,25%, payable quarterly in arrears. Un-utilised facilities amounted to NLG 416,673 (1998: NLG 795,251).

1.5.8 Accounts payable and accrued expenses

Accounts payable and accrued expenses consists of the following:

                                                          1999             1998
                                                     ---------        ---------
Accounts payable                                     1,066,143          633,089
Provision for warranty                                 148,811          104,764
Accruals                                               378,639          460,914
                                                     ---------        ---------
                                                     1,593,593        1,198,767
                                                     ---------        ---------

1.5.9    Income taxes

Taxation from ordinary activities is calculated at the current taxation rate in the Netherlands of 35%. The taxation expense consists of the following:

                                                            1999            1998

Current  taxation                                             -          34,952
Deferred taxation                                      (108,498)       (166,423)
                                                       --------        --------

                                                       (108,498)       (131,471)
Valuation allowance                                     108,498         166,423
                                                       --------        --------
                                                              -          34,952
                                                       --------        --------

From August 14, 1998 Kwatrobox B.V. formed a fiscal unity with group company PalmVeilingsystemen B.V.. From January 1, 1999 Kwatrobox B.V. also formed a fiscal unity with all other group companies with the exception of Scoop B.V. . Estimated losses which may be utilised for tax amounted to NLG 71,576 (1998 :
Nil). These losses do not expire. Provisional payments in respect of taxes amounted to NLG 157,159 (1998 : NLG 64,401).

KWATROBOX B.V. AND SUBSIDIARIES, AMSTERDAM

The tax effects of temporary differences that give rise to a significant portion of the net deferred income tax assets (liabilities) are as follows:

                                                                  1999            1998
                                                              --------        --------
Differences between fiscal and US GAAP reporting :
  Provisions                                                    80,885         135,078
  Fixed assets depreciation                                     48,195          31,345
  Intangible amortization (tax ruling obtained for portion)    110,833               -
Effect of estimated losses to be utilised for tax               25,052               -
Other                                                            9,955               -
                                                              --------        --------
Net current deferred tax assets                                274,920         166,423
Valuation allowance                                           (274,920)       (166,423)
                                                              --------        --------

                                                                     -               -
                                                              --------        --------

Deferred taxation has arisen mainly due to differences between the results reported for statutory and fiscal purposes and the results reported for US GAAP purposes. Deferred tax assets reflect the net tax effects of the tax credits, net operating loss carry forwards and temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. The ultimate realization of the deferred tax assets is dependent upon the generation of sufficient future taxable income. A valuation allowance has been raised for the realisation of deferred tax assets due to the uncertainty that sufficient future taxable income will be generated to realize these assets. This uncertainty stems from the fact that losses were incurred in both 1998 and 1999. Management expects that losses will continue for the foreseeable future.

A reconciliation of the difference between the statutory Dutch income tax rate and the Group's effective tax rate follows:

                                                             1999        1998
                                                         --------    --------
Statutory income tax rate                                    -35%        -35%
Capital investment deduction                                  -2%         -1%
Schooling deduction                                           -2%         -1%
Intangible amortization                                       23%          6%
Other                                                          1%          1%
                                                         --------    --------
Effective tax rate before provision for impairment of
deferred tax assets                                          -15%        -30%
Valuation allowance                                           15%         38%

Effective tax rate                                             0%          8%
                                                         --------    --------

KWATROBOX B.V. AND SUBSIDIARIES, AMSTERDAM

1.5.10   Long-term liabilities

Long term liabilities comprise:

                                                                             1999            1998
                                                                        ---------       ---------
Loan Tele Flower Auction                                        i         750,000         875,000
Loan to companies under the control of the directors           ii         284,000         388,000
Mortgage                                                      iii         466,250         493,250
                                                                        ---------       ---------

                                                                        1,500,250       1,756,250
Less : Short term portion                                               (248,000)       (256,000)
                                                                        ---------       ---------

                                                                        1,252,250       1,500,250
                                                                        ---------       ---------

i On 22 May 1998, Tele Flower Auction B.V. provided the Group with a loan of NLG 1 million repayable in equal instalments of NLG 125,000 over 8 years and bearing interest at a rate of 5%, payable annually.

         In addition to the interest, Tele Flower Auction BV is also entitled to 10% of the annual after-tax profit of one of the Group companies (Nieaf Systems B.V.) during the term of the loan. Payments in this regard amounted to NLG nil in 1999 (1998 : NLG 8,838)

ii Loans from companies under the control of the directors can be summarised as follows :

                                                             1999         1998
                                                          -------      -------

         Van Veen Boy's B.V.                               71,000       97,000
         Peces B.V.                                        71,000       97,000
         Rendex B.V.                                       71,000       97,000
         Wodan B.V.                                        71,000       97,000
                                                          -------      -------

                                                          284,000      388,000
                                                          -------      -------

         These loans were received in terms of a loan agreement dated May 30, 1995; bear interest at a rate of 6% and are repayable in equal monthly instalments of NLG 2,000 per loan.

iii The mortgage concerns a loan from the group's bankers and is included in the credit facilities of the group as set out in note 1.5.7. The loan bears interest at 4,5% and is repayable in monthly instalments of NLG 2,250 (exclusive of interest).

         Maturities of long-term debt are as follows :

                                                                           NLG

         2000                                                           27,000

KWATROBOX B.V. AND SUBSIDIARIES, AMSTERDAM

         2001                                                           27,000
         2002                                                           27,000
         2003                                                           27,000
         2004                                                           27,000
         Thereafter                                                    331,250
                                                                       -------

                                                                       466,250
                                                                       -------

1.5.11 Stockholder's equity

The authorised share capital amounts to NLG 200,000 divided into 2,000 shares of NLG 100 each. Of the authorised share capital 400 shares have been issued and paid in (1998 : 400).

1.5.12 Revenue

Revenue is generated as follows :

                                                          1999             2000
                                                     % of total      % of total
                                                     ----------      ----------

Netherlands                                                  93              88
Rest of Europe                                                7               1
Other                                                         0              11
                                                     ----------      ----------
                                                            100             100
                                                     ----------      ----------

Revenue can be categorised as follows:

                                                           1999            1998
                                                     ----------      ----------

Hardware                                              5,544,694       4,356,131
Software                                              2,581,508       2,207,546
Project                                               3,560,762       3,683,434
                                                     ----------      ----------

                                                     11,686,964      10,247,111
                                                     ----------      ----------

1.5.13   Cost of sales


Cost of sales can be categorised as follows:

                                                           1999            1998
                                                     ----------      ----------

Hardware                                              5,169,247       4,207,303
Software                                                913,896         703,592
Project                                               1,183,963       2,184,211
                                                     ----------      ----------
                                                      7,267,106       7,095,106
                                                     ----------      ----------

KWATROBOX B.V. AND SUBSIDIARIES, AMSTERDAM

1.5.14   Pension plans

One of the group companies, Nieaf Systems B.V., contributes to a multi-employer defined contribution pension plan. The plan is administered by the Foundation for the Metal and Electro-technical Industry and covers all of the 20 (1998 :
19) employees of the group company. Premiums paid to the fund have been recognised as costs and amounted to NLG 123,363 (1998 : NLG 94,131).

1.5.15   Commitments and contingencies

Operating leases

Commitments under operating leases which cannot be cancelled in respect of premises amounted to NLG 868,098 at December 1999. These commitments expire as follows :

                                                                         NLG
                                                              --------------

2000                                                                 208,488
2001                                                                 196,804
2002                                                                 196,804
2003                                                                 190,402
2004                                                                  75,600
                                                              --------------

                                                                     868,098
                                                              --------------

Total payments under operating lease in respect of motor vehicles (cancellable leases) and property amounted to NLG 559,017 (1998 : NLG 456,547).


1.5.16   Related party transactions

Kwatrobox B.V. has received loans from companies under the control of the directors as set out in note 1.5.10 amounting to NLG 284,000 (1998: NLG 388,000). Management fees paid to these companies for the years ended December 1998 and 1999 amounted to NLG 638,660 (1998: NLG 617,848).

1.5.17   Subsequent events

In January 2000, e-Auction Global Trading Inc. through a wholly owned subsidiary, VWholesaler.com B.V., entered into negotiations to purchase all the shares of Kwatrobox B.V.. Management expect that this transaction will be finalised by November 2000. By September 2000 e-Auction Global Trading Inc. had lent funds totalling NLG 1,7 million to the Kwatrobox Group. In addition, it provided a letter of support in terms of which it commits itself to fund the Group's expected working capital requirements to September 30, 2001.

KWATROBOX B.V. AND SUBSIDIARIES, AMSTERDAM

TO THE BOARD OF DIRECTORS OF KWATROBOX B.V., AALSMEER

REPORT OF THE INDEPENDENT ACCOUNTANTS

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, stockholders' equity and of cash flows present fairly, in all material respects, the consolidated financial position of Kwatrobox B.V. and its subsidiaries at December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Subsequent to December 31, 1999, the Company obtained a letter of support from it's prospective new parent company (see note 1.5.1). The Company's plans anticipate obtaining additional funding to fund it's working capital requirements and future growth until such time as it is able to generate revenue sufficient to support its expenditures.

Amsterdam, 25 September, 2000

/s/ PricewaterhouseCoopers N.V.

PricewaterhouseCoopers N.V.

                    Unaudited Pro Forma Financial Statements

                          E-AUCTION GLOBAL TRADING INC.

                             (A NEVADA CORPORATION)

                   PRO FORMA BALANCE SHEET - DECEMBER 31, 1999

                                 (IN U.S. FUNDS)

                                     ASSETS

                                      E-AUCTION          SCS     PRO FORMA      KWATROBOX     PRO FORMA      PRO FORMA
                                                               ADJUSTMENTS                  ADJUSTMENTS
Current assets
 Cash                                 4,179,394      284,686   (3,000,000)          1,787     (321,902)     1,143,966
 Cash guarantees                              -       29,060             -              -             -        29,060
 Investment in Schelfhout             1,000,000                (1,000,000)              -             -             -
 Inventories                                  -      468,372             -        443,213             -       911,585
 Accounts receivable                          -      709,958             -      1,029,099             -     1,739,057
 Prepaid expenses                             -            -             -         93,542             -        93,542
 Other                                        -       12,849             -              -             -        12,849
                                   -----------------------------------------------------------------------------------
                                      5,179,394    1,504,925   (4,000,000)      1,567,642     (321,902)     3,930,059

Capital assets                           34,247      668,181             -        574,798             -     1,277,226
Goodwill, net of accumulated
amortization                                  -            -     5,505,417              -     3,197,163     8,702,580
                                   -----------------------------------------------------------------------------------
                                      5,213,641    2,173,106     1,505,417      2,142,440     2,875,261    13,909,865
                                   -----------------------------------------------------------------------------------

                     LIABILITIES AND SHARE CAPITAL (DEFICIT)

Bank overdraft                                -            -             -        561,931             -       561,931
Accounts payable and accrued
expenses                              1,809,843    1,126,963             -        726,077             -     3,662,883
Loans payable                         2,000,000            -             -              -             -     2,000,000
Shareholder loan                      2,200,000            -             -              -     1,394,910     3,594,910
Other current liabilities                     -      117,896             -        413,994             -       531,890
Share subscriptions received          1,858,229            -             -              -             -     1,858,229
                                   -----------------------------------------------------------------------------------
                                      7,868,072    1,244,859             -      1,702,002     1,394,910    12,209,843
Long-term obligations                         -      173,655             -        570,553             -       744,208
Non-controlling interest                      -            -                        3,527             -         3,527
Redeemable common stock                       -            -     3,636,364              -             -     3,636,364
                                                                                        -             -             -
Capital                                       1      831,842     (831,843)         18,225     2,127,775     2,146,000
Cumulative translation adjustment                          -             -              -      (10,144)      (10,144)
Deficit                             (2,654,432)     (77,250)   (1,299,104)      (151,867)     (637,280)   (4,819,933)
                                   -----------------------------------------------------------------------------------
                                    (2,654,431)      754,593   (2,130,947)      (133,642)     1,480,351(2,684,076)
                                   -----------------------------------------------------------------------------------
                                      5,213,641    2,173,106     1,505,417      2,142,440     2,875,261    13,909,865
                                   -----------------------------------------------------------------------------------

                          E-AUCTION GLOBAL TRADING INC.

                             (A NEVADA CORPORATION)

                     PRO FORMA CONSOLIDATED INCOME STATEMENT

                          YEAR ENDED DECEMBER 31, 1999

                                 (IN U.S. FUNDS)

                                 E-AUCTION         SCS         PRO FORMA     KWATROBOX          PRO FORMA   PRO FORMA
                                                            ADJUSTMENTS                     ADJUSTMENTS
Revenue                                      -     3,469,498             -      5,646,811             -     9,116,309
Cost of sales                                -   (1,229,958)             -    (3,511,260)             -   (4,741,218)
                               ---------------------------------------------------------------------------------------
Gross profit                                 -     2,239,540             -      2,135,550             -     4,375,090

Operating expenses

 Personnel expenses                    458,924     1,188,048             -      1,154,472             -     2,801,444
 General and administrative
  expenses                           1,195,508       195,738             -        721,426             -     2,112,672
 Loan fee                            1,000,000             -             -              -             -     1,000,000
 Impairment of intangibles                   -             -             -        429,741             -       429,741
 Services and other goods                    -       747,199             -              -             -       747,199
 Depreciation and amortization               -             -     1,376,354        120,133       799,291     2,295,778
                               ---------------------------------------------------------------------------------------
Total operating expenses             2,654,432     2,130,985     1,376,354      2,425,772       799,291     9,386,834

Loss from operations               (2,654,432)       108,555   (1,376,354)      (290,221)     (799,291)   (5,011,743)
Net interest expense                                       -                     (54,520)             -      (54,520)
                               ---------------------------------------------------------------------------------------
Loss before income taxes           (2,654,432)       108,555   (1,376,354)      (344,741)     (799,291)   (5,066,263)
Provision for income taxes                            49,061                            -             -        49,061
                               ---------------------------------------------------------------------------------------
Net loss before                    (2,654,432)        59,494   (1,376,354)      (344,741)     (799,291)   (5,115,324)
non-controlling interest

Non-controlling interest                     -             -             -        (1,034)             -       (1,034)
                               ---------------------------------------------------------------------------------------
Net loss                           (2,654,432)        59,494   (1,376,354)      (345,775)     (799,291)   (5,116,358)
                               ---------------------------------------------------------------------------------------

Loss per share, historical, basic and diluted                                                                (0.07)
Pro Forma                                                                                                    (0.13)

                          E-AUCTION GLOBAL TRADING INC.
                             (A NEVADA CORPORATION)
               NOTE TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 1999
                                 (IN U.S. FUNDS)

--------------------------------------------------------------------------------

1.       BASIS OF PRESENTATION

--------------------------------------------------------------------------------

      These pro forma financial statements have been prepared in connection with the purchase of Schelfhout Computer Systems N.V. ("Schelfhout") by the Company in a purchase agreement dated January 7, 2000 and with the purchase of Kwatrobox B.V. and its subsidiaries ("Kwatrobox") by the Company in a purchase agreement dated June 5, 2000 and amended November 1, 2000.

      The pro forma balance sheet reflects the acquisition as if it took place on December 31, 1999. The condensed pro forma income statement reflects the combined operations for the year ended December 31, 1999 as if the acquisition had taken place at January 1, 1999.

SCHELFHOUT ACQUISTION

The goodwill on the acquisition is calculated as follows:

                                                                                                 $
                                                                                             ---------
    Purchase price                                                                           7,636,364
                                                                              $
                                                                           ---------
    Net tangible assets of SCS acquired
    Total Assets                                                             2,173,106
    Less:  Liabilities                                                       1,418,513         754,593
                                                                            ----------       ---------
    Excess of purchase price over net tangible assets, being goodwill                        6,881,771
                                                                                             ---------
      Goodwill is to be amortized on a straight-line basis over 5 years.

      The purchase price is $7,636,364 and is to be paid as follows:

    Refundable deposit                                         $1,000,000 paid

    Cash on closing                                            3,000,000 paid subsequent to year end
    Common shares at fair value issued on                      3,636,364 issued subsequent to year end
    closing (3,636,364)
                                                               $7,636,364

      The 3,636,364 common shares are not free trading and are subject to a timed release formula which allows for release of 454,545 shares worth $750,000 on each of the 6, 12, 18 and 24 month anniversary of the closing and 606,061 shares with a deemed value of $1,000,000 on each of the 36, 48 and 60 month anniversary of the closing. If the Company's shares are not freely trading on any given release date the equivalent cash is to be paid by the Company and the shares returned to the treasury.

      The financial information for the respective companies is based on audited financial statements. The SCS financial information was prepared in accordance with Belgian generally accepted accounting principles and was reported on by other auditors without reservation. There are no material differences between Belgian and U.S. generally accepted accounting principles with respect to these financial statements. The exchange rate used to convert SCS's historical income statement was 1.06626, this is the average exchange rate for 1999 between Euro's and U.S. dollars. The exchange rate used to convert SCS's historical balance sheet was 1.00410, this is the exchange rate at December 31, 1999 between Euro's and U.S. dollars.

                              KWATROBOX ACQUISITION

      On June 5, 2000 the Company entered into a pledge agreement to purchase 100% of the issued and outstanding shares of Kwatrobox B.V. ("Kwatrobox") under the terms and conditions of the draft share purchase agreement. For the purpose of the payment schedule, the parties agreed the closing date of the share purchase agreement is deemed to be June 5, 2000, however the purchase was not completed until November 1, 2000.

      The goodwill on the acquisition is calculated as follows:

                                                                                                  $
                                                                                              ---------
    Purchase price                                                                            3,862,812
                                                                                  $
                                                                              ---------
    Net tangible assets of SCS acquired
    Total Assets                                                              2,142,439
    Less:  Liabilities                                                        2,276,082       (133,642)
                                                                              ---------       --------

    Excess of purchase price over net tangible assets, being goodwill                         3,996,454
                                                                                              ---------

      Goodwill is to be amortized on a straight-line basis over 5 years.

      In connection with the purchase agreement, the Company agreed to pay the vendors 11,250,000 Dutch Guilders or $4,828,500 based on an agreed exchange rate of 0.4292 at the June 5, 2000. For accounting purposes, the fair value of the shares is deemed to be $1.48 per share. The purchase price is payable in cash and common shares of the Company as follows:

                                                                      Shares            Guilders               US $
      Cash, paid on June 5, 2000                                                         750,000            321,902
      Cash, payable on June 5, 2001                                                    2,250,000            965,707
      Cash, payable on June 5, 2001                                                    1,000,000            429,203
      Shares, issued on June 5, 2000                                 500,000                                740,000
      Shares, escrowed until June 5, 2001                            600,000                                888,000
      Shares, escrowed until June 5, 2002                            150,000                                222,000
      Shares (potential based on performance)                        200,000                                296,000
                                                            --------------------------------------------------------
      Purchase price                                               1,450,000           4,000,000          3,862,812
                                                            --------------------------------------------------------

      The 1,450,000 common shares are not free trading and are subject to a timed release formula which allows for release of 600,000 shares on June 5, 2001 and 150,000 shares on June 5, 2002. Additionally, the Company is also committed to issuing up to 200,000 common shares to the vendors subject to Kwatrobox meeting performance requirements for a three-year period commencing June 5, 2000.

      The financial information for the respective companies is based on audited financial statements. The Kwatrobox financial information was prepared in accordance with US generally accepted accounting principles and was reported on by other auditors without reservation. The exchange rate used to convert Kwatrobox's historical income statement was 0.4832, this is the average exchange rate for 1999 between Guilders and U.S. dollars. The exchange rate used to convert Kwatrobox's historical balance sheet was 0.4556, this is the exchange rate at December 31, 1999 between Guilders and U.S. dollars.

                    Unaudited Pro Forma Financial Information

                          E-AUCTION GLOBAL TRADING INC.

                             (A NEVADA CORPORATION)

                  PRO FORMA BALANCE SHEET - SEPTEMBER 30, 2000

                                 (IN U.S. FUNDS)

ASSETS

                                                    E-AUCTION          KWATROBOX          PRO FORMA           PRO FORMA
                                                                                       ADJUSTMENTS
Current assets
 Cash                                               7,838,378             12,650                 -          7,851,028
 Demand loan receivable                               749,668                  -         (749,668)                  -
 Inventories                                          279,560            323,604                 -            603,164
 Accounts receivable                                1,109,737            834,556                 -          1,944,293
 Work in progress                                      74,725                  -                 -             74,725
 Prepaid expenses                                      73,681              7,490                 -             81,171
                                          ----------------------------------------------------------------------------
                                                   10,125,749          1,178,300         (749,668)         10,554,381
Deposits on acquisition of Kwatrobox                1,062,125                  -       (1,062,125)                  -
Capital assets                                        775,547            524,972                 -          1,300,519
Goodwill                                            6,178,159            211,515         2,597,695          8,987,370
                                          ----------------------------------------------------------------------------
                                                   18,141,580          1,914,787           785,902         20,842,269
                                          ----------------------------------------------------------------------------



LIABILITIES
Bank overdraft                                              -            326,160                -             326,160
Accounts payable and accrued expenses               1,516,372            811,037                -           2,327,409
Current portion of long term debt                      67,692                  -                -              67,692
Shareholder loan                                            -                  -        1,394,910           1,394,910
Other current liabilities                             457,084            754,697        (749,668)             462,113
                                          ----------------------------------------------------------------------------
                                                    2,041,148          1,891,894          645,242           4,578,284

Long-term obligations                                 225,934            530,861                -             756,795
Non-controlling interest                              667,262              4,013                -             671,275
Redeemable common stock                             3,636,364                  -                -           3,636,364

Capital                                                61,510             15,957        1,387,552           1,465,019
Additional paid in capital                         17,225,894                  -                -          17,225,894
Cumulative translation adjustment                      65,485                  -           37,035             102,520
Deficit                                           (5,782,017)          (527,938)      (1,283,927)         (7,593,882)
                                          ----------------------------------------------------------------------------
                                                   11,570,872          (511,981)          140,661          11,199,551
                                          ----------------------------------------------------------------------------
                                                   18,141,580          1,914,787          785,902          20,842,269
                                          ----------------------------------------------------------------------------

                          E-AUCTION GLOBAL TRADING INC.

                             (A NEVADA CORPORATION)

                     PRO FORMA CONSOLIDATED INCOME STATEMENT

                      NINE MONTHS ENDED SEPTEMBER 30, 2000

                                 (IN U.S. FUNDS)

                                                   E-AUCTION         KWATROBOX         PRO FORMA          PRO FORMA
                                                                                    ADJUSTMENTS
Revenue                                            2,931,321         3,274,315                -         6,205,636
Cost of sales                                    (1,803,393)       (1,397,522)                -       (3,200,915)
                                          ------------------------------------------------------------------------
GROSS PROFIT                                       1,127,928         1,876,793                -         3,004,721

OPERATING EXPENSES
 Salaries and benefits                             1,218,392         2,049,236                -         3,267,628
 Consulting                                        1,232,999                 -                -         1,232,999
 Sales, general and administrative                   896,527           530,183                -         1,426,710
 Depreciation and amortization                     1,194,889           151,275        1,398,759         2,744,923


                                          ------------------------------------------------------------------------
Total operating expenses                           4,542,807         2,730,695        1,398,759         8,672,261

LOSS FROM OPERATIONS                             (3,414,879)         (853,902)      (1,398,759)       (5,667,540)
Non-controlling interest                             182,616                 -                -           182,616
Net interest expense                               (173,441)            50,471                -         (122,970)
                                          ------------------------------------------------------------------------
Loss before income taxes                         (3,058,822)         (904,373)      (1,398,759)       (5,361,954)
Provision for income taxes                            68,763                 -                -            68,763
                                          ------------------------------------------------------------------------
NET LOSS                                         (3,127,585)         (904,373)      (1,398,759)       (5,430,717)

Outside shareholders' interest                             -             (990)                -             (990)
Unrealized foreign exchange gain                      65,485                 -                -            65,485
                                          ------------------------------------------------------------------------
COMPREHENSIVE LOSS                               (3,127,585)         (905,363)      (1,398,759)       (5,431,707)
                                          ------------------------------------------------------------------------

Loss per share, historical, basic and diluted                                                              (0.05)
Pro Forma                                                                                                  (0.09)

                          E-AUCTION GLOBAL TRADING INC.
                             (A NEVADA CORPORATION)
               NOTE TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                      NINE MONTHS ENDED SEPTEMBER 30, 2000
                                 (IN U.S. FUNDS)

--------------------------------------------------------------------------------

1.       BASIS OF PRESENTATION

--------------------------------------------------------------------------------

      These pro forma financial statements have been prepared in connection with the purchase of Kwatrobox B.V. and its subsidiaries ("Kwatrobox") by the Company in a purchase agreement dated June 5, 2000 and amended November 1, 2000.

      The pro forma balance sheet reflects the acquisition as if it took place on December 31, 1999. The condensed pro forma income statement reflects the combined operations for the nine months ended September 30, 2000 as if the acquisition had taken place at January 1, 2000.

KWATROBOX ACQUISITION

      On June 5, 2000 the Company entered into a pledge agreement to purchase 100% of the issued and outstanding shares of Kwatrobox B.V. ("Kwatrobox") under the terms and conditions of the draft share purchase agreement. For the purpose of the payment schedule, the parties agreed the closing date of the share purchase agreement is deemed to be June 5, 2000, however the purchase was not completed until November 1, 2000.

      The goodwill on the acquisition is calculated as follows:

                                                                                               $
                                                                                              ---------
    Purchase price                                                                            3,862,812
                                                                               $
                                                                              ---------
    Net tangible assets of SCS acquired
    Total Assets                                                              2,142,439
    Less:  Liabilities                                                        2,276,082       (133,642)
                                                                              ---------       --------

    Excess of purchase price over net tangible assets, being goodwill                         3,996,454
                                                                                              ---------

      Goodwill is to be amortized on a straight-line basis over 5 years.

      In connection with the purchase agreement, the Company agreed to pay the vendors 11,250,000 Dutch Guilders or $4,828,500 based on an agreed exchange rate of 0.4292 at the June 5, 2000. For accounting purposes, the fair value of the shares is deemed to be $1.48 per share. The purchase price is payable in cash and common shares of the Company as follows:

                                                                           Shares         Guilders             US $
      Cash, paid on June 5, 2000                                                           750,000          321,902
      Cash, payable on June 5, 2001                                                      2,250,000          965,707
      Cash, payable on June 5, 2001                                                      1,000,000          429,203
      Shares, issued on June 5, 2000                                      500,000                           740,000
      Shares, escrowed until June 5, 2001                                 600,000                           888,000
      Shares, escrowed until June 5, 2002                                 150,000                           222,000
      Shares (potential)                                                  200,000                           296,000
                                                              ------------------------------------------------------
      PURCHASE PRICE                                                    1,450,000        4,000,000        3,862,812
                                                              ------------------------------------------------------

      The 1,450,000 common shares are not free trading and are subject to a timed release formula which allows for release of 600,000 shares on June 5, 2001 and 150,000 shares on June 5, 2002. Additionally, the Company is also committed to issuing up to 200,000 common shares to the vendors subject to Kwatrobox meeting performance requirements for a three-year period commencing June 5, 2000.

      The financial information for the respective companies is based on unaudited financial statements for the period ended September 30, 2000. The Kwatrobox financial information was prepared in accordance with US generally accepted accounting principles and was reported on by other auditors for the year ended December 31, 1999 without reservation. The exchange rate used to convert Kwatrobox's historical income statement was 0.4269, this is the average exchange rate for the nine months ended September 30, 2000 between Guilders and U.S. dollars. The exchange rate used to convert Kwatrobox's historical balance sheet was 0.3989, this is the exchange rate at September 30, 2000 between Guilders and U.S. dollars.